                                                        Exhibit 99.1

Tuesday, April 1, 1997 - 9:00 a.m. EST



JUST LIKE HOME, INC. AND COMMUNITY ASSISTED LIVING CENTERS, INC. AMEND MERGER AGREEMENT

Bradenton, Florida -- March 31, 1997 -- Just Like Home, Inc. ("JLH") announced today that it had signed an amendment to the merger agreement with Community Assisted Living Centers, Inc. ("Community") of Nokomis, Florida on March 31, 1997. Under the terms of the Amendment, the parties will have until April 4, 1997 to close the merger and Community will have until April 4, 1997 to complete its due diligence of JLH.


Contact:        John F. Robenalt
                President & CEO
                COMMUNITY ASSISTED LIVING CENTERS, INC.
                (941) 966-2626


                or

                Richard T. Conard, M.D.
                Chairman & CEO
                Just Like Home, Inc.
                (941) 756-2555